UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

MAYOR’S JEWELERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9647	59-2290953

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14051 Northwest 14th Street, Suite 200
Sunrise, Florida 33323
(Address of Principal Executive Offices)

954-846-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 17, 2004, Mayor’s Jewelers, Inc. (the “Company”) received a warning letter from the staff of The American Stock Exchange (“Amex”) advising that it was not in compliance with Section 1101 of the Amex Company Guide as a result of the Company’s failure to timely its Quarterly Report on Form 10-Q for the quarter ended September 25, 2004. Amex determined that to the extent the Company filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2004 by November 30, 2004, that it would not apply the continued listing evaluation and follow-up procedures specified in Section 1009 of the Amex Company Guide.

On December 1, 2004, the Company reported in a Form 8-K and press release that it was unable to file its Quarterly Report on Form 10-Q for the quarter ended September 25, 2004 by November 30, 2004. As a result, on December 2, 2004, the Company received a second notice from the Amex indicating that the Company was not in compliance with Section 1101 of the Amex Company Guide as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2004 by November 30, 2004. The Company issued a press release pursuant to Section 402 of the Amex Company Guide disclosing receipt of this letter. A copy of the December 3, 2004, press release is furnished as Exhibit 99.1 to this report.

The Amex notice requested that the Company submit a plan to the Amex by December 10, 2004 advising the Amex of action the Company has taken, or will take, to bring the Company into compliance with continued listing standards by no later than December 30, 2004 (the “plan period”). If the plan is accepted, the Company will remain listed during the plan period. In the event that the Company fails to comply with the continued listing standards by December 30, 2004 or does not make progress consistent with the plan during the plan period, Amex will initiate delisting proceedings. In addition, the Company may be subject to delisting proceedings if it does not submit a plan or submits a plan that is not accepted by Amex.

The Company is in the process of preparing a plan to be submitted to the Amex on or before December 10, 2004. Simultaneously with the Company’s execution of this plan, the Company, in consultation with its current and predecessor auditors, is diligently working to conclude all matters related to the restatements so as to allow the Company to file its Form 10-Q for the fiscal quarter ended September 25, 2004 on or before December 30, 2004.

This Form 8-K contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity. Factors that could affect the Company’s forward-looking statements include, among other things: the effects of the outcomes of the deliberations

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discussed above on the Company’s financial statements for the years ended March 29, 2003 and March 27, 2004 fiscal year financial statements, selected quarterly financial data for the quarter ended March 27, 2004 and the reviews of the quarterly financial statements for the quarters ended November 2, 2002, September 27, 2003, December 27, 2003 and June 26, 2004 by KPMG LLP; negative reactions from the Company’s stockholders, creditors or customers to the results of the review and restatement or further delay in providing financial information caused by the review and restatement; the impact and result of any litigation (including private litigation), any action by the American Stock Exchange, or of any investigation by the Securities and Exchange Commission or any investigation by any other governmental agency related to the Company; the Company’s ability to obtain any necessary waivers from its creditors in the event of a further delay in, or other adverse developments relating to, the restatement; the Company’s ability to manage its operations during and after the financial statement restatement process; the Company’s ability to successfully implement internal controls and procedures that remediate any weakness that is identified to ensure timely, effective and accurate financial reporting; changes in economic conditions; and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K, as amended, for the fiscal year ended March 27, 2004. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Several factors, including those identified above, could cause actual events to differ materially from the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

As described in Item 3.01 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release of the Company dated December 3, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.
	By:	/s/ John Ball
		Name:	John Ball
Dated: December 3, 2004		Title:	Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company dated December 3, 2004.

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